As filed with the Securities and Exchange Commission on June 11, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

RARE ELEMENT RESOURCES LTD.

And the Guarantors named in the Table of Co-Registrants below

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 250

Lakewood, Colorado 80228

(720) 278-2460

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

David Suleski

225 Union Blvd., Suite 250

Lakewood, Colorado 80228

(720) 278-2460

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With Copies To:

Michelle Shepston

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed maximum aggregate
securities to be registered (1)	offering price (2)	Amount of registration fee (3)
Senior Debt Securities
Subordinated Debt Securities
Guarantees of Debt Securities
Common Shares, without par value
Warrants
Units
Total	$ 50,000,000	$ 6,820.00

(1)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the registrant’s common shares that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price not to exceed $50 million. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(3)

Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF CO-REGISTRANTS

The following direct or indirect subsidiaries of Rare Element Resources Ltd. may guarantee the debt securities issued hereunder and are co-registrants under this Registration Statement.

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Rare Element Holdings, Ltd.	N/A	British Columbia (corporation)
Rare Element Resources, Inc.	98-0470627	Wyoming

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 11, 2013

$50,000,000

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Debt Securities

Common Shares

Warrants

Units

Rare Element Resources Ltd. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time our senior and subordinated debt securities; senior or subordinated unsecured guarantees of debt securities; common shares, without par value; warrants to purchase any of the other securities that are described in this prospectus or any prospectus supplement hereto; or securities that may be convertible into or exchangeable for other securities of the Company covered hereby, or any combination thereof, for up to an aggregate offering price of $50 million, in one or more transactions.

We will provide specific terms of any offering of securities in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of securities will be described in the prospectus supplement relating to that offering.

Our common shares are traded on the NYSE MKT under the symbol “REE” and on the Toronto Stock Exchange under the symbol “RES.”  On June 10, 2013, the last reported sales price of our common shares on NYSE MKT was $1.94 per share and the last reported sales price of our common shares on the Toronto Stock Exchange was CDN$1.99 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE MKT, the Toronto Stock Exchange or any securities exchange of the securities covered by that prospectus supplement.

The securities offered in this prospectus involve significant risk. You should carefully consider the matters set forth in “Risk Factors” on page 12 and incorporated by reference to our Transition Report on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on March 18, 2013, in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2013.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS

7

WHERE YOU CAN FIND MORE INFORMATION

7

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

7

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

9

OUR BUSINESS

10

RISK FACTORS

12

RATIO OF EARNINGS TO FIXED CHARGES

25

USE OF PROCEEDS

25

PLAN OF DISTRIBUTION

25

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

26

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

34

DESCRIPTION OF COMMON SHARES

34

DESCRIPTION OF WARRANTS

36

DESCRIPTION OF UNITS

36

LEGAL MATTERS

36

EXPERTS

37

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Rare Element Resources Ltd. or to one or more of Rare Element Resources Ltd.’s subsidiaries or to Rare Element Resources Ltd. and its consolidated subsidiaries, taken as a whole. When we refer to “shares” throughout this prospectus, we include all rights attaching to our common shares under any shareholder rights plan then in effect.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investors” section of our website at www.rareelementresources.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

•

Transition Report on Form 10-K for the transition period ended December 31, 2012 as filed with the SEC on March 18, 2013;

•

Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 as filed with the SEC on May 7, 2013;

•

Current Reports on Form 8-K filed with the SEC on April 24, April 26 and June 7, 2013; and

•

The description of our common shares set forth in our registration statement on Form 8-A filed on August 17, 2010, which incorporates by reference the description of our common shares set forth in our registration statement on Form 20-F filed on November 17, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Rare Element Resources Ltd.

Attention: Corporate Secretary

225 Union Blvd., Suite 250

Lakewood, Colorado 80228

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, intentions, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements in this prospectus, include, but are not limited to our expectation regarding commencement of a definitive feasibility study for the Bear Lodge Rare Earth Element (“REE”) Project.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•

our history of losses and need for additional financing;

•

our lack of history of producing metals from our mineral properties, including our Bear Lodge Property;

•

numerous uncertainties that could affect the profitability or feasibility of the Bear Lodge Property;

•

the exploration, development, permitting and operations of our Bear Lodge Property;

•

increased costs affecting financial condition;

•

fluctuations in demand for, and price of, rare earth products;

•

an extremely volatile rare earth industry;

•

an increase in global supply or predatory pricing and dumping by our competitors, including those located in China;

•

the establishment of new uses and markets of rare earth products;

•

a shortage of equipment and supplies;

•

mining and resource exploration being an inherently dangerous activity;

•

operating in the resource industry, which is highly speculative;

•

mineral resource and reserve estimates;

•

our lack of insurance for our operations;

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mineral operations being subject to market forces outside of our control;

•

the permitting, licensing and approval processes for our operations;

•

the governmental and environmental regulations;

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future regulation and legislation regarding the mining industry and climate change;

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our land reclamation requirements;

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proposed legislation;

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competition in the mining and rare earth elements industries;

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foreign currency fluctuations;

•

dependence on key personnel;

•

the potential difficulty of attracting and retaining qualified personnel;

•

our executive officers and directors being engaged in other businesses;

•

title in our properties;

•

enforcement of civil liabilities in the United States;

•

our securities; and

•

tax consequences to U.S. shareholders.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

OUR BUSINESS

Our business is the exploration of mineral properties for future development. Our main asset is our 100% interest in a group of unpatented mining claims and private property, together known as the Bear Lodge Property, located in northeastern Wyoming, USA. The Bear Lodge Property consists of two projects: the main project – the Bear Lodge Rare Earth Element Project (“Bear Lodge REE Project”) – and the Sundance Gold Project.

The Bear Lodge REE Project contains a large disseminated rare earth element (REE) deposit, which is the second highest grade REE deposit known in North America and one of the highest grade known Europian (Eu) deposits in the world.  In addition, the Bear Lodge REE Project has an encouraging distribution of the remaining critical REEs.  At present, we are undertaking advanced engineering and technical studies while working towards obtaining the necessary permits that will enable us to develop the Bear Lodge REE Project.

In April 2012, we completed a preliminary feasibility study with respect to the Bear Lodge Project, and have included upgraded and increased mineral resource estimates (determined under Canada’s  National Instrument 43-101) in our Form 10-K for the period ended December 31, 2012. We plan to continue to advance the Bear Lodge REE Project during 2013, with the goal of commencing a feasibility study for the project in 2013.

The Company was incorporated under the laws of the Province of British Columbia, Canada, on June 3, 1999 as “Spartacus Capital Inc.”  On July 25, 2003, our name was changed to “Rare Element

Resources Ltd.”  Our executive office is located at 225 Union Blvd., Suite 250, Lakewood, Colorado 80228. The telephone number for our executive office is (720) 278-2460.  We maintain a website at www.rareelementresources.com.

Our common shares are traded on the Toronto Stock Exchange under the symbol “RES” and on the NYSE MKT under the symbol “REE.”

RISK FACTORS

The following sets forth certain risks and uncertainties that could have a material adverse effect on our business, financial condition and/or results of operations and the trading price of our common shares, which may decline, and investors may lose all or part of their investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial also may impair our business operations.  We cannot assure you that we will successfully address these risks.  In addition, other unknown risks exist that may affect our business.

An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of other factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Transition Report on Form 10-K for the year ended December 31, 2012, as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read our “Cautionary Statement Regarding Forward-Looking Statements.”

We have a history of losses and will require additional financing to fund exploration and, if warranted, future development and production.  Failure to obtain additional financing could have a material adverse effect on our financial condition and results of operation and could cast uncertainty on our ability to continue as a going concern.

For the quarter ended March 31, 2013 and the six-month period ended December 31, 2012, our net loss was $4.4 million and $15.4 million, respectively. Our accumulated deficit at March 31, 2013 was $81.6 million. At March 31, 2013, our current assets were $34.0 million, of which $23.9 million was considered cash and cash equivalents and $9.9 million was held as short-term investments.  Our working capital position was $33.2 million. We have not commenced commercial production at the Bear Lodge Property. Therefore, we have no revenues from operations, and we anticipate we will have no operating revenues until we place the Bear Lodge Property into production, which may or may not occur. Our Bear Lodge REE Project is currently in the exploration stage as defined under U.S. GAAP.

We do not have sufficient funds to complete feasibility studies, permitting, development and construction at the Bear Lodge REE Project.  We will be required to raise additional funding through equity sales, asset sales in the form of joint venture relationships, debt instruments and/or find alternative means of funding. Failure to obtain sufficient financing may result in the delay or indefinite postponement of feasibility studies, development and/or production at our Bear Lodge REE Project. We cannot be certain that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable or acceptable to us. Future financings may cause dilution to our shareholders. Our ability to arrange additional financing in the future will depend, in part, on the prevailing capital market conditions as well as our business performance and the economic attractiveness of our Bear Lodge Property.

We are an exploration stage company and have no history producing mineral products from our properties.  Any future revenues and profits are uncertain.

We have no history of mining or refining any mineral products and our Bear Lodge Property is not currently producing. There can be no assurance that the Bear Lodge REE Project or any properties that we may acquire in the future will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings.  Advancing properties from the exploration stage into development and commercial production requires significant capital and time and will be subject to further feasibility studies, permitting requirements and construction of the mine, processing plants, roads and related works and infrastructure.  We will continue to incur losses until our mining activities successfully reach commercial production levels and generate sufficient revenue to fund continuing operations. There is no certainty that we will produce revenue from any source, operate profitably or provide a return on investment in the future. If we are unable to generate revenues or profits, our shareholders might not be able to recover, or realize returns on, their investment in our common shares.

The planned development of our Bear Lodge REE Project involves numerous uncertainties that could affect the feasibility or profitability of such project.

Mine development projects typically require a number of years and significant expenditures during the exploration and development phases before production is possible.  Exploration and development projects are subject to the completion of successful feasibility studies and environmental and socioeconomic assessments, the issuance of necessary governmental permits and the receipt of adequate financing. The economic feasibility of exploration and development projects is based on many factors such as:

•

completion of definitive feasibility studies to further verify mineral reserves and mineral resources and commercial viability;

•

the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;

•

securing a commercially viable sales outlet for our products;

•

the availability and costs of drill equipment, skilled labor and mining and processing equipment, if required;

•

the availability and cost of appropriate processing and/or refining arrangements, if required;

•

compliance with environmental and other governmental approval and permit requirements;

•

the availability of funds to finance exploration, development and construction activities, as warranted;

•

negotiating sales or off-take contracts for our planned production;

•

future REE and gold prices;

•

potential opposition from non-governmental organizations, environmental groups or local groups or inhabitants which may delay or prevent development activities;

•

potential increases in exploration, construction and operating costs due to changes in the cost of fuel, power, materials and supplies; and

•

potential shortages of mineral processing, construction and other facilities related supplies.

It is common in exploration programs and, if warranted, development, construction and mine start-up, to experience unexpected problems and delays. Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing REE products at our Bear Lodge REE Project.

Our growth depends on the exploration, permitting, development and operation of our Bear Lodge REE Project, which is our only rare earth project.

Our only rare earth exploration project at this time is our Bear Lodge REE Project. Unless we acquire or develop additional mineral properties, we will be solely dependent on this property.  Our continued viability is based on successfully implementing our strategy, including completion of a definitive feasibility study, permitting and construction of a mine and processing facilities in an expected timeframe. If we are unable to implement our strategy or in the event of the deterioration or destruction of any part of our Bear Lodge Property, this could significantly hinder our ability to maintain or develop a sustainable or profitable business.

Increased costs could affect our ability to bring our projects into production and, once in production, to be profitable.

We have estimated the capital costs required to bring the Bear Lodge REE Project into commercial production in our pre-feasibility study.  Our actual costs may be higher than we presently anticipate, which could make it more difficult to finance the project or to successfully establish mining operations at the Bear Lodge REE Project.

We anticipate that our future operating costs at the Bear Lodge REE Project will frequently be subject to variation from one period to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as oil, gas, acid, steel, rubber and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production less profitable or not profitable at all. A material increase in costs could also impact our ability to commence or maintain future development or mining operations.

We may be adversely affected by fluctuations in demand for, and prices of, rare earth products.

Because our primary focus currently is the advancement of the Bear Lodge REE Project, changes in demand for, and the market price of, REE products could significantly affect our ability to develop and finance the Bear Lodge REE Project and potentially attain commercial production and profitability. The value and price of our common shares may be adversely affected by declines in the prices of REE products.  REE product prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, global and regional supply and demand for REE products, and the political and economic conditions of countries that produce or consume REE.

As a result of the global economic crisis, REE prices declined by approximately 50% between 2008 and the end of the third quarter of 2009.  Although REE prices increased during 2010 and most of 2011, they experienced a significant drop again for all of 2012.  Average prices for La-oxide and Ce-oxide decreased by approximately 50% during the second half of 2012 due, in part, to a reduction in reported speculative buying of REE products in China. Protracted periods of low prices for REE products could significantly reduce our ability to develop the Bear Lodge REE Project or, if we attain commercial production, to maintain operations.  Reduced REE prices could also reduce our potential mineral reserves and mineral resources.

Demand for REE products may be impacted by demand for downstream products incorporating rare earths, including hybrid and electric vehicles, wind power equipment and other clean technology products, as well as demand in the general automotive and electronic industries. Lack of growth in these markets may adversely affect the demand for REE products, which would have a material adverse effect on our Bear Lodge REE Project and our business. In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth minerals supply and demand and ultimately to the broader markets. Periods of high REE prices generally are beneficial to us; however, strong REE prices, as well as real or perceived disruptions in the supply of REE, also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for REE products, and at the same time may incentivize development of otherwise marginal mining properties. For example, automobile manufacturers have previously announced plans to develop motors for electric and hybrid cars that do not require REE products due to concerns about the available supply of rare earths. If the automobile industry or other industries reduce their reliance on rare earth products, the resulting change in demand could have a material adverse effect on our business. In particular, if prices or demand for rare earths were to decline, our stock price would likely decline, and this could also impair our ability to obtain capital needed for our Bear Lodge REE Project and our ability to find purchasers for our products at prices acceptable to us.

An increase in the global supply of rare earth products, dumping and predatory pricing by our competitors may materially adversely affect our ability to raise capital, develop our Bear Lodge REE Project and operate profitably.

The pricing and demand for REE products is affected by a number of factors beyond our control, including growth of economic development and the global supply and demand for REE products.   REE supply markets continue to be dominated by production from China, which produced an estimated 90% of the global REE production in 2012. China also dominates the manufacture of metals and NdFeB magnets from rare earths, a capacity that is not currently found in the United States. Once we reach production of REEs, the increased competition may lead our competitors to engage in predatory pricing behavior or manipulation of the available supply of REEs. Any increase in the amount of rare earth products exported from other nations and increased competition may result in price reductions, reduced margins and loss of potential market share, any of which could materially adversely affect our profitability. As a result of these factors, we may not be able to compete effectively against our future competitors.

The success of our business will depend, in part, on the establishment of new uses and markets for rare earth products.

The success of our business will depend, in part, on the establishment of new markets by us or third parties for certain rare earth products that may be in low demand. Although we plan to produce rare earth products for use in end products such as NdFeB magnets, which are used in critical existing and emerging technologies such as hybrid and electric vehicles, wind power turbines and compact fluorescent lighting, the success of our business depends on the creation of new markets and the successful commercialization of REE products in existing and emerging markets. Any unexpected costs or delays in the commercialization of any of the foregoing products and applications could have a material adverse effect on our ability to develop our Bear Lodge REE Project and operate our business.

A shortage of equipment, supplies, parts or labor could adversely affect our ability to operate our business.

We are dependent on various supplies, equipment and labor to carry out our exploration and, if warranted, future development and mining operations. The shortage of such equipment, supplies, parts or labor could have a material adverse effect on our ability to carry out our planned activities and increase our costs and expenses.

Mining and mineral exploration and development are inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business and plans.

Mining and mineral exploration and development involves various types of risks and hazards, including:

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environmental hazards;

•

power outages;

•

metallurgical and other processing problems;

•

unusual or unexpected geological formations;

•

personal injury, flooding, fire, explosions, cave-ins, landslides and rock-bursts;

•

metals losses;

•

fluctuations in exploration, development and production costs;

•

labor disputes;

•

unanticipated variations in grade;

•

mechanical equipment failure; and

•

periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, may be prohibitively expensive. We may suffer a material adverse effect on our business if we incur losses related to any significant events that are not covered by insurance policies.

Mineral exploration and development is highly speculative, and certain inherent exploration risks could have a negative effect on our business.

Our ability to continue to operate a viable business and our general long-term success depends on our ability to identify mineral deposits on existing properties and other properties we may acquire, if any, that can then be developed into commercially viable mining operations.  Resource exploration is a highly speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production.  Substantial expenditures are required to establish proven and probable mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.  Any one or a combination of these factors may result in our failure to receive an adequate return on our investment capital.  The decision to abandon a project may have an adverse effect on the market value of our common shares and our ability to raise future financing.

Mineral resource estimates are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.

Unless otherwise indicated, our mineral reserves and mineral resources estimates are based upon estimates made by independent geologists and our internal geologists.  When making determinations about whether to advance the Bear Lodge REE Project to development, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on the property.  Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered estimates only.

Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

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mineral reserve, mineral resource or other mineralization estimates will be accurate; or

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that this mineralization can be mined and/or processed profitably.

Our mineral reserve and mineral resource estimates could be inaccurate, and any material changes in these estimates will affect the economic viability of placing a property into production.

Because we have not completed a definitive feasibility study on the Bear Lodge REE Project and have not commenced actual production, mineralization estimates, including mineral reserve and mineral resource estimates, for the Bear Lodge REE Project may require adjustments or downward revisions. In addition, the grade of ore ultimately mined, if any, may differ from that indicated by any pre-feasibility or definitive feasibility studies and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

Our mineral reserve and mineral resource estimates have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for REEs and gold may render portions of our mineral reserves or mineral resources uneconomic and result in reduced reported mineralization or adversely affect the commercial viability determinations reached by us. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our share price and the value of our Bear Lodge REE Project.

Title to our Bear Lodge Property may be subject to other claims, or we may lose our interest in our claims or lease with the State of Wyoming, which could affect our property rights and claims.

There are risks that title to our Bear Lodge Property may be challenged or impugned. Our Bear Lodge Property is located in the state of Wyoming and may be subject to prior unrecorded agreements or transfers or native land claims, and title may be affected by undetected defects. There may be valid challenges to the title of our Bear Lodge Property which, if successful, could impair development and/or operations.

The vast majority of the mineral rights to our Bear Lodge Property consist of “unpatented” mining claims created and maintained in accordance with the U.S. general mining law. Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the U.S. general mining law.  Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal government.  The validity of an unpatented mining or mill site claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of U.S. federal and state statutory and decisional law.  In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented mining claims.  Should the federal government impose a royalty or additional tax burdens on the properties that lie within public lands, the resulting mining operations could be seriously impacted, depending upon the type and amount of the burden.

Our operations are subject to significant uninsured risks that could negatively impact future profitability as we maintain limited insurance against our operations.

The exploration of our Bear Lodge Property entails certain risks, including unexpected or unusual operating conditions including rock bursts, cave-ins, flooding, fire and earthquakes.  It is not always possible to insure against these risks. Should events such as these arise, they could reduce or eliminate our assets and shareholder equity as well as result in increased costs and a decline in the value of our assets or common shares.  We expect to maintain general liability, director and officer insurance, and some insurance against our assets but not with full replacement of value expectations. We may decide to update or amend our insurance portfolio in the future if it is available at economically viable rates.

Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

The mining industry is intensely competitive. Significant competition exists for the acquisition of properties producing or capable of producing REE, gold or other metals. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we have. We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment. Increased competition could adversely affect our ability to attract necessary capital funding, acquire suitable producing properties or prospects for mineral exploration in the future or attract or retain key personnel or outside technical resources.

Mineral operations are subject to market forces outside of our control which could negatively impact our business or operations.

The marketability of minerals is affected by numerous factors beyond our control including market fluctuations, government regulations relating to prices, taxes, royalties, allowable production, imports, exports and supply and demand.  One or more of these risk elements could have an impact on the costs of our operations and if significant enough, reduce the profitability or viability of operations.

Permitting, licensing and approval processes are required for our operations and obtaining and maintaining these permits and licenses is subject to conditions which we may be unable to achieve.

Many of the operations at the Bear Lodge Property require licenses and permits from various governmental authorities.  We believe we hold, or are in the process of obtaining, all necessary licenses and permits to carry on the activities which we are currently conducting or propose to conduct under applicable laws and regulations.  Such licenses and permits are subject to changes in regulations and changes in various operating circumstances.  There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required to maintain the current or planned exploration, development and mining activities including constructing mines or milling facilities and commencing operations at the  Bear Lodge REE Project.  In addition, if we proceed to production on the Bear Lodge REE Project or any other properties that we may acquire in the future, we must obtain and comply with permits and licenses which may contain specific operating conditions.  There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any such conditions.  Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We are subject to significant governmental regulations, which affect our operations and impact the cost of conducting our business.

Our current and any future operations are and will be governed by laws and regulations, including:

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laws and regulations governing mineral concession acquisition, prospecting, development, mining and production;

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laws and regulations related to exports, taxes and fees;

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labor standards and regulations related to occupational health and mine safety;

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environmental standards and regulations related to waste disposal, toxic substances, land use and environmental protection; and

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other matters.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Failure to comply with applicable laws, regulations and permits may result in enforcement actions, including the forfeiture of claims, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions. We may be required to compensate those suffering loss or damage by reason of our mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

Existing and possible future laws, regulations and permitting requirements governing operations and activities of exploration companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.

Our operations are subject to environmental risks and compliance with environmental regulations which are increasing and costly.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our current and planned operations and future activities. It is possible that future changes in these laws or regulations could have a significant adverse impact on our Bear Lodge REE Project or some portion of our business, causing us to re-evaluate those activities at that time.

Examples of current U.S. Federal Laws which may affect our current operations and may impact future business and operations include, but are not limited to, the following:

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”), and comparable state statutes, impose strict, joint and several liabilities on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

The Clean Air Act, as amended, restricts the emission of air pollutants from many sources, including mining and processing activities. Our mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the Clean Air Act and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the regulations.

The National Environmental Policy Act (“NEPA”) requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”). The U.S. Environmental Protection Agency, other federal agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. We are required to undertake the NEPA process for the Bear Lodge Property permitting. The NEPA process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project or the ability to construct or operate the Bear Lodge Property or other properties entirely.

The Clean Water Act (“CWA”) and comparable state statutes impose restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the Environmental Protection Agency (“EPA”) or an analogous state agency. The CWA regulates storm water handling at mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

The Safe Drinking Water Act (“SDWA”) and the Underground Injection Control (“UIC”) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SWDA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

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control dispersion of potentially deleterious effluents;

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treat ground and surface water to drinking water standards; and

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reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with the potential future development activities at the Bear Lodge Property, we must allocate financial resources that might otherwise be spent on further exploration and future development programs. We have set up a provision for reclamation obligations as currently anticipated for the Bear Lodge Property, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Legislation has been proposed that would significantly affect the mining industry and our business.

Members of the U.S. Congress have repeatedly introduced bills which would supplant or alter the provisions of the Mining Law of 1872. If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of unpatented mining claims and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our ability to operate or our financial performance.

Foreign currency fluctuations may have a negative impact on our financial position and results.

Our property interests in the United States are subject to foreign currency fluctuations that may adversely affect our financial position and results. We maintain accounts in Canadian dollars, and thus, any appreciation in the U.S. Dollar against the Canadian Dollar increases the costs of carrying out our operations in the United States.  Management may or may not enter into any foreign currency contracts from time-to-time to mitigate this risk. Failing to enter into currency contracts, or the risk in the currency contracts themselves, may cause losses due to adverse foreign currency fluctuations.

We are dependent on key personnel, and the absence of any of these individuals could adversely affect our business.

Our success is currently largely dependent on the performance, retention and abilities of our directors, officers, management and employees.  The loss of the services of these persons could have a material adverse effect on our business and prospects. There is no assurance that we can maintain the services of our directors, officers, employees or other qualified personnel required to operate our business.  Failure to do so could have a material adverse effect on us and our prospects.  We do not maintain “key man” life insurance policies on any of our officers or employees.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel, or to attract and retain personnel on acceptable terms.  Management personnel are currently limited and they may be unable to manage our expansion successfully and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.  We have not entered into non-competition agreements with our employees, directors or consultants.  As the business is substantially dependent upon the directors, executive officers and consultants, the lack of non-competition agreements poses a significant risk in the event such persons were to resign or be terminated from such positions.  Under such circumstances, such persons may provide confidential information and key contacts to competitors, and we may have difficulties in preventing the disclosure of such information.  Such disclosure may have a material adverse effect on our business and operations.

Our directors and senior management are engaged in other businesses.  Potential conflicts of interest and other obligations of management could interfere with corporate operations.

Some of our directors and officers are engaged, and will continue to be engaged, in additional businesses, and situations may arise where these directors and officers could be in direct competition with us.  Conflicts, if any, will be dealt with in accordance with the relevant provisions of applicable policies, regulations and legislation.  Some of our directors and officers are or may become directors or officers of other entities engaged in other business ventures.    As a result of their other business endeavors, our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct ongoing operations and to generate revenues. In addition, our management may periodically be interrupted or delayed as a result of our officers’ other business interests.

U.S. investors may not be able to enforce their civil liabilities against us or our directors, controlling persons and officers.

It may be difficult to bring and enforce suits against us.  We are incorporated in the province of British Columbia, Canada under the British Columbia Business Corporations Act. Some of our directors are residents of Canada, and a substantial portion of their assets are located outside of the United States.  As a result, it may be difficult for U.S. holders of our common shares to effect service of process on these persons within the United States or to realize in the United States upon judgments rendered against them.  In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or other laws of the United States.

We do not currently intend to pay cash dividends.

We have not declared any dividends since our incorporation and do not anticipate that we will do so in the foreseeable future. Our present policy is to retain all available funds for use in our business development, operations and expansion.  Payment of future cash dividends, if any, will be at the discretion of the board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that the board of directors considers relevant. Accordingly, investors will only see a return on their investment if the value of our common shares appreciates.

Dilution through outstanding common share options could adversely affect our shareholders.

Because our success is highly dependent upon our employees and consultants, we have granted to some or all of our key employees, directors and consultants options to purchase common shares as non-cash incentives.  To the extent that significant numbers of such options may be granted and exercised, the interests of the other shareholders may be diluted.  As of March 31, 2013, there were 4,310,000 common share purchase options outstanding, which, if exercised, would result in an additional 4,310,000 common shares being issued and outstanding, which is approximately 10% of our common shares outstanding as of March 31, 2013.

Future sales of our securities in the public or private markets could adversely affect the trading price of our common shares and our ability to continue to raise funds in new stock offerings.

It is likely that we will sell common shares or securities exercisable or convertible into common shares in order to finance our planned exploration and development activities. Future sales of substantial amounts of our securities in the public or private markets would dilute our existing shareholders and potentially adversely affect the trading prices of our common shares, and could impair our ability to raise capital through future offerings of securities.  Alternatively, we may rely on debt financing and assume debt obligations that require us to make substantial interest and capital payments which could adversely affect our business and future growth potential.

Price volatility of our publicly traded securities could adversely affect investors’ portfolios.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies.  There can be no assurance that continual fluctuations in price will not occur.  It may be anticipated that any quoted market for the common shares will be subject to market trends and conditions generally, notwithstanding any potential success we have in creating revenues, cash flows or earnings.  The price of our common shares has been subject to price and volume volatility in the past and will likely continue to be subject to such volatility in the future.

We likely were a “passive foreign investment company” (“PFIC”) for the period ended December 31, 2012, which could have adverse U.S. federal income tax consequences for U.S. shareholders.

Investors in our common shares that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that we believe that we were a “passive foreign investment company” (a “PFIC”) for the period ended December 31, 2012, and based on current business plans and financial expectations, we expect that we will be a PFIC for the year ending December 31, 2013, and may be a PFIC in subsequent years. We will use commercially reasonable efforts to provide information as to our status as a PFIC and the PFIC status of any subsidiary in which the Company owns more than 50% of such subsidiary’s total aggregate voting power to U.S. shareholders who make a written request for such information.

If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be subject to a special, highly adverse tax regime with respect to so-called “excess distributions” received on our common shares. Gain realized upon a disposition of our common shares (including upon certain dispositions that would otherwise be tax-free) also will be treated as excess distributions.

The portion of any excess distribution, including gains treated as excess distributions, would be allocated ratably to the U.S. shareholder’s holding period. The portion allocated to the current year and to prior years before we first became a PFIC would be includible as ordinary income in the current year. The portion allocated to all other prior years would be taxed at the highest marginal rate applicable to ordinary income for each such year (regardless of the U.S. shareholder’s actual marginal rate for that year and without reduction by any losses or loss carryforwards) and would be subject to interest charges to reflect the value of the U.S. income tax deferral.

A U.S. shareholder may make a “qualified electing fund” election (“QEF election”) or a “mark-to-market” election with respect to our common shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. A U.S. shareholder who makes a QEF election generally must report on a current basis its pro rata share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to our shareholders. A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a “PFIC annual information statement”) from us annually. We will use commercially reasonable efforts to make available to a U.S. shareholder, upon written request, an accurate PFIC annual information statement for each year in which the Company is a PFIC. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of our common shares over the U.S. shareholder basis therein.

Additional special adverse rules also apply to U.S. shareholders who own our common shares if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC. Special adverse rules that impact certain estate planning goals could apply to our common stock if we are a PFIC. Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, and U.S. state and local consequences of the PFIC rules and the acquisition, ownership, and disposition of common shares of our common shares if we are or become a PFIC.

RATIO OF EARNINGS TO FIXED CHARGES

As of the date of this prospectus, we have had no fixed charges, as defined by Item 503(b) of Regulation S-K, during the reportable periods, and we have experienced only operating losses during those periods.  Accordingly, no ratios are shown herein, and no computation of the ratio of earnings to fixed charges is attached as an exhibit hereto, for the fiscal years ending June 30, 2008, 2009, 2010, 2011 or 2012, the transition period ended December 31, 2012 or the quarter ended March 31, 2013.  In addition, as of the date of this prospectus, we have not issued any preferred stock on which dividends are or will be payable.

USE OF PROCEEDS

The net proceeds to us from any offering of securities, the proposed use of those proceeds and the specific business objectives which we expect to accomplish with such proceeds will be set forth in the applicable prospectus supplement relating to that offering. In general, the principal business objective that we plan to achieve with the proceeds of any offering of securities under this prospectus will be to further the exploration and development of the Bear Lodge REE Project, including completion of a feasibility study as described under “Our Business”. Depending on the outcome of the feasibility study, our financial requirements at the time, the availability of other funds and the timing and size of the offering, proceeds may be used for general corporate purposes and working capital.

Pending the use of available funds outlined, we intend to invest the net proceeds in an interest bearing account.

PLAN OF DISTRIBUTION

We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

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the offeror(s) of the securities;

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the terms of the securities to which the prospectus supplement relates;

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the name or names of any underwriters;

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the purchase price of the securities and the proceeds to be received from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation; and

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any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act and in compliance with applicable Canadian securities laws, which includes sales made directly on an existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture and, if guaranteed, the subsidiary guarantors named therein. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture and, if guaranteed, the subsidiary guarantors named therein. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment; because, the indenture, and not this section, defines your rights as a holder of debt securities.

The debt securities may be guaranteed by certain of our subsidiaries.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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the title of the debt securities;

•

any limit upon the aggregate principal amount of the debt securities;

•

the date or dates, or the method of determining the dates, on which the debt securities will mature;

•

the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

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if a debt security is issued with original issue discount, the yield to maturity;

•

the places where payments may be made on the debt securities;

•

any mandatory or optional redemption provisions applicable to the debt securities;

•

any sinking fund or analogous provisions applicable to the debt securities;

•

whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•

whether the notes will be guaranteed by certain, or all of, our subsidiaries;

•

whether the notes and/or any guarantees will be senior or subordinated;

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any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•

the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

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any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

•

if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•

the method of determining the amount of any payments on the debt securities which are linked to an index;

•

whether the debt securities will be issued in fully registered form without coupons;

•

or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•

whether the debt securities will be convertible into or exchangeable for common shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•

any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

•

any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000.  Debt securities may bear legends required by United States federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States or Canada for the subordinated debt securities.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:

•

issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities

Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:

•

will not be entitled to have the debt securities registered in their names;

•

will not be entitled to receive physical delivery of the debt securities in definitive form; and

•

will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.

We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.

Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:

•

maintain and apply money in the defeasance trust,

•

register the transfer or exchange of the debt securities,

•

replace mutilated, destroyed, lost or stolen debt securities, and

•

maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. government obligations that we may deposit, which will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

•

failure to pay interest on any debt security of the class or series for 90 days when due;

•

failure to pay the principal or any premium on any debt securities of the class or series when due;

•

failure to make any sinking fund payment when due;

•

failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

•

occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•

change the stated maturity of any debt security;

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reduce the principal, premium, if any, or rate of interest on any debt security; or

•

reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices

Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiaries.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we or the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common shares or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Certain of our subsidiaries may issue full and unconditional guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•

the series of debt securities to which the guarantees apply;

•

whether the guarantees are secured or unsecured;

•

whether the guarantees are senior or subordinate to other guarantees or debt;

•

the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•

the additional terms of the guarantees.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of common shares, without par value.  As of June 10, 2013, we had 44,949,869 common shares issued and outstanding.   All common shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.

Dividend Rights

Holders of common shares are entitled to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefore.

Voting Rights

Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

Election of Directors

In accordance with the Business Corporation Act (British Columbia) (the “BCA”), directors are elected by a plurality of the votes cast by the holders of our common shares in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

Upon liquidation, dissolution or winding up of the company, holders of common shares are entitled to receive pro rata the assets of the company, if any, remaining after payments of all debts and liabilities.

Redemption

No shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Other Provisions

Changes to Authorized Share Structure

Under Article 9 of the Company’s Articles, and subject to the BCA, the Company may alter its authorized share structure by ordinary resolution. These ordinary resolutions may:

•

create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the company is authorized to issue out of any class or series of shares for which no maximum is established;

•

subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

•

if the Company is authorized to issue shares of a class or shares with par value;

•

decrease the par value of those shares; or

•

if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

•

change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

•

alter the identifying name of any of its shares; or

•

otherwise alter its share or authorized share structure when required or permitted to do so by the BCA.

Subject to Article 9.2 of the Company’s Articles and the BCA, the Company may by ordinary resolution:

•

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

•

vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

General

All outstanding common shares are, and the common shares offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of common shares, or of securities convertible, exchangeable or exercisable for common shares, for the terms of the offering, including the number of common shares offered, any initial offering price and market prices relating to the common shares.

This section is a summary and may not describe every aspect of our common shares that may be important to you. We urge you to read applicable British Columbia law and our Articles, because they, and not this description, define your rights as a holder of our common shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common shares or other securities. Warrants may be issued independently or together with debt securities, common shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, common shares, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•

the designation and terms of the units and the securities included in the units;

•

any provision for the issuance, payment, settlement, transfer or exchange of the units;

•

the date, if any, on and after which the units may be transferable separately;

•

whether we will apply to have the units traded on a securities exchange or securities quotation system;

•

any material Canadian and/or United States federal income tax consequences; and

•

how, for Canadian and/or United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP of Toronto, Ontario, Canada has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated balance sheet of the Company as of December 31, 2012 and June 30, 2012, and the consolidated statements of operations and comprehensive loss and cash flows of the Company for the six months ended December 31, 2012, the year ended June 30, 2012 and the cumulative period from June 3, 1999 (Inception) to December 31, 2012 have been incorporated by reference herein in reliance upon the reports of EKS&H LLLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of the Company as of June 30, 2011, and the consolidated statements of operations and comprehensive loss and cash flows of the Company for each of the years in the two-year period ended June 30, 2011, have been incorporated by reference herein in reliance upon the reports of DeVisser Gray LLP, Chartered Accountants, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The mineral resource estimates and related information of the Company as of March 18, 2013, April 13, 2012 and March 15, 2011 incorporated by reference herein are based upon geological interpretations supplied by the Company to Alan C. Noble, P.E., principal engineer of Ore Reserves Engineering of Lakewood, Colorado and subsequently modified by Ore Reserves Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

The mineral resource estimates and related information of the Company as of March 15, 2013, September 10, 2012 and September 28, 2011 incorporated by reference herein are based upon geological interpretations supplied by the Company to Michael P. Richardson, P.E., and subsequently modified by Mr. Richardson. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

RARE ELEMENTS RESOURCES LTD.

$50,000,000

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Debt Securities

Common Shares

Warrants

Units

________________

PROSPECTUS

________________

June 11, 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee are estimates.

SEC Registration Fee	$ 6,820
FINRA Fee	$ [●]
Legal Fees and Expenses*	$ [●]
Accountants Fees and Expenses*	$ [●]
Listing Fee*	$ [●]
Transfer and Disbursement Agent Fees*	$ [●]
Printing Costs*	$ [●]
Miscellaneous*	$ [●]
Total*	$ [●]

____________

*

These fees will be dependent on the type of securities and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B of the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Subject to the limitations on indemnification described below, under the Business Corporations Act (British Columbia) (the “BCA”), the Company may (i) indemnify an eligible party (being a person who is or was a director or officer of the Company or of another corporation at a time when the corporation is or was an affiliate of the Company or who acted in such capacity at the request of the Company, or who is or was, or holds or held at the request of the Company a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, including the heirs and personal or other legal representatives of the person) against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding to which the eligible party is or may be liable, and/or (ii) after the final disposition of an eligible proceeding, pay the costs, charges and expenses actually and reasonably incurred by the eligible party in respect of that proceeding. An eligible proceeding is any legal proceeding or investigative action in which an eligible party is or may be joined as a party or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

In addition but subject to the limitations described below, under the BCA the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under the BCA, the Company may, subject to the limitations described below, pay in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that the eligible party will repay the amounts advanced if it is ultimately determined that the payment of expenses is prohibited by the BCA.

Under the BCA, the Company is not permitted to indemnify an eligible party or pay the expenses of an eligible party in any of the following circumstances:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement was made, the Company was prohibited from giving the indemnity or paying the expenses by its Articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its Articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

The BCA provides that if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not indemnify or pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding the above, on the application of the Company or an eligible party, a court of competent jurisdiction may do one or more of the following:

(a) order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b) order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d) order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining such an order; and

(e) make any other order the court considers appropriate.

We maintain a directors’ and officers’ liability insurance policy which insures directors and officers for losses as a result of claims based upon the acts or omissions of our directors and officers, including liabilities arising under the Securities Act, and also reimburses us for payments made pursuant to the indemnity provisions under the BCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1)
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
3.2	Certificate of Name Change (incorporated by reference to Exhibit 1.2 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
3.3	Articles (incorporated by reference to Exhibit 1.3 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
4.1	Specimen of Certificate for Common Shares, without par value (1)
4.2	Form of Senior Notes Indenture
4.3	Form of Senior Note (1)
4.4	Form of Subordinated Notes Indenture
4.5	Form of Subordinated Note (1)
4.6	Form of Warrant Agreement, including Form of Warrant Certificate (1)
4.7	Form of Guarantee Agreement (1)
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of EKS&H LLLP
23.2	Consent of DeVisser Gray LLP, Chartered Accountants
23.3	Consent of Alan C. Noble, Ore Reserves Engineering
23.4	Consent of Michael R. Richardson, P.E.
23.5	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
24	Power of Attorney (included in signature page)
25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Senior Notes Indenture (2)
25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Subordinated Notes Indenture (2)

____________

(1)

To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

(2)

To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 11, 2013.

RARE ELEMENT RESOURCES LTD.

By: /s/ Randall J. Scott

Name: Randall J. Scott

Title: President and Chief Executive Officer

Power of Attorney

Each of the undersigned hereby constitutes and appoints Randall J. Scott and David P. Suleski, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Rare Element Resources Ltd. to comply with the Securities Act, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall J. Scott Randall J. Scott	President, Chief Executive Officer (Principal Executive Officer) and Director	June 11, 2013
/s/ David P. Suleski David P. Suleski	Chief Financial Officer (Principal Accounting and Financial Officer)	June 11, 2013
/s/ Donald E. Ranta Donald E. Ranta	Director, Chairman of the Board	June 11, 2013
/s/ M. Norman Anderson M. Norman Anderson	Director	June 11, 2013
Norman W. Burmeister	Director	June __, 2013
/s/ Gregory E. McKelvey Gregory E. McKelvey	Director	June 11, 2013
/s/ Paul J. Schlauch Paul J. Schlauch	Director	June 11, 2013
/s/ Lowell A. Shonk Lowell A. Shonk	Director	June 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 11, 2013.

RARE ELEMENT HOLDINGS, LTD.

By: /s/ Randall J. Scott

Name: Randall J. Scott

Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall J. Scott Randall J. Scott	President and Chief Executive Officer (Principal Executive Officer) and Director	June 11, 2013
/s/ David P. Suleski David P. Suleski	Chief Financial Officer (Principal Accounting and Financial Officer)	June 11, 2013
/s/ Donald E. Ranta Donald E. Ranta	Director	June 11, 2013
/s/ M. Norman Anderson M. Norman Anderson	Director	June 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 11, 2013.

RARE ELEMENT RESOURCES, INC.

By:

/s/ Randall J. Scott

Name: Randall J. Scott

Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall J. Scott Randall J. Scott	President and Chief Financial Officer (Principal Executive Officer) and Director	June 11, 2013
/s/ David P. Suleski David P. Suleski	Chief Financial Officer (Principal Accounting and Financial Officer)	June 11, 2013
/s/ Donald E. Ranta Donald E. Ranta	Director	June 11, 2013
Norman Burmeister	Director	June __, 2013
/s/ Lowell A. Shonk Lowell Shonk	Director	June 11, 2013

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1)
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
3.2	Certificate of Name Change (incorporated by reference to Exhibit 1.2 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
3.3	Articles (incorporated by reference to Exhibit 1.3 to the Company’s Form 20-F as filed with the SEC on November 17, 2009)
4.1	Specimen of Certificate for Common Shares, without par value (1)
4.2	Form of Senior Notes Indenture
4.3	Form of Senior Note (1)
4.4	Form of Subordinated Notes Indenture
4.5	Form of Subordinated Note (1)
4.6	Form of Warrant Agreement, including Form of Warrant Certificate (1)
4.7	Form of Guarantee Agreement (1)
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of EKS&H LLLP
23.2	Consent of DeVisser Gray LLP, Chartered Accountants
23.3	Consent of Alan C. Noble, Ore Reserves Engineering
23.4	Consent of Michael R. Richardson, P.E.
23.5	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
24	Power of Attorney (included in signature page)
25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Senior Notes Indenture (2)
25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Subordinated Notes Indenture (2)

____________

(1)

To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

(2)

To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.